United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

MIND SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
3525 Del Mar Heights Road, Suite 802 San Diego, California (principal executive offices)	92130 (Zip Code)

(888) 461-3932
(Registrant’s telephone number, including area code)

3150 E. Willow Street, Signal Hill, California 90755, (858) 461-0423

(Former name or former address, if changed since last report.)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2014, we executed a Note Purchase Agreement with Iconic Holdings, LLC, whereby we issued a convertible promissory note dated February 18, 2014, to Iconic Holdings, LLC bearing interest on the unpaid balance at the rate of 10 percent, in the original principal amount of $220,000.

The initial Purchase Price was $27,500 of consideration upon execution of the Note Purchase Agreement and all supporting documentation. The sum of $25,000 was delivered to Mind Solutions, and $2,500 was retained by Iconic Holdings through an original issue discount for due diligence and legal bills related to this note.

Iconic reserves the right to pay additional consideration on the note at any time and in any amount it desires, at its sole discretion. Mind Solutions is not responsible to repay any unfunded portion of the note. The note may not be prepaid in whole or in part except as otherwise provided therein.

Conversion Right. Subject to the terms of the note, Iconic shall have the right, at Iconic's option, at any time to convert the outstanding principal amount and interest under the note in whole or in part.

Stock Certificates or DWAC. Mind Solutions will deliver to Iconic, or Iconic’s authorized designee, no later than two Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of common stock being acquired upon the conversion of the note. In lieu of delivering physical certificates representing the shares of common stock issuable upon conversion of the note, provided Mind Solutions' transfer agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon request of Iconic, Mind Solutions shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to Iconic (or its designee), by crediting the account of Iconic’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program (provided that the same time periods herein as for stock certificates shall apply).

Reservation and Issuance of Underlying Securities. Mind Solutions covenants that it will at all times reserve and keep available out of its authorized and unissued common stock solely for the purpose of issuance upon conversion of the note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than Iconic, not less than three times (3x) the number of shares of common stock as shall be issuable (taking into account the adjustments under the note but without regard to any ownership limitations contained therein) upon the conversion of the note into common stock. These shares shall be reserved in proportion with the Consideration actually received by Mind Solutions and the total reserve will be increased with future payments of consideration by Iconic. Mind Solutions covenants that all shares of common stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable. Mind Solutions agrees that this is a material term of the note.

Conversion Limitation. Iconic will not submit a conversion to Mind Solutions that would result in Iconic owning more than 9.99% of the total outstanding shares of Mind Solutions.

As of the date of this report, $25,000 of the note remains unpaid. There have been no conversions of the note.

Copies of the Note Purchase Agreement and convertible note in favor of Iconic Holdings, LLC are filed as exhibits to this report.

At July 31, 2014, the registrant had outstanding 631,574,208 shares of common stock, par value $0.0001 per share.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

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(b) Pro forma financial information. Not applicable.

(c) Shell Registrant transaction. Not applicable.

(d) Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Note Purchase Agreement dated February 18, 2014, between Iconic Holdings, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $220,000.
10.2*	Convertible Promissory Note dated February 18, 2014, issued by the registrant in favor of Iconic Holdings, LLC, in the amount of $220,000.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2014.	MIND SOLUTIONS, INC.

By /s/ Kerry Driscoll
Kerry Driscoll, Chief Executive Officer

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